UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported): July 18, 2006

                    PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

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            Nevada                      000-32517            20-4381969
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(State or Other Jurisdiction of (Commission File Number)   (IRS Employer
Incorporation or Organization)                            Identification No.)
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                                Calle Suerte
                           Camarillo, California 93012
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 868-0461

                                   Copies to:
                                 Marc Ross, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On July 6, 2006, to obtain funding for working capital, Pride Business Development Holdings, Inc. (the "Company") entered into a securities purchase agreement (the "Agreement") with an accredited investor (the "Investor") for the sale of $355,000 8% Secured Convertible Notes (the "Notes"). In connection with the Agreement, the Investor received (i) Class A common stock purchase warrants ("Class A Warrants") exercisable at $1.00 and (ii) Class B common stock purchase warrants ("Class B Warrants") exercisable at $0.85 per share. The Class A and Class B Warrants are exercisable for a period two years and five years, respectively. In the event that the stock trades above $1.55 for 30 consecutive days after effectiveness of the registration statement and the average daily volume exceeds 50,000 shares, the Company can force the Investor to exercise the Class A Warrants The Company also issued the Investor at closing 858 shares of common stock for each $1,000 in Notes Purchased (the "Shares") for a total aggregate amount of 304,590 Shares.

      Pursuant to the Agreement,  the Company  entered into following  closings:
(i) on July 6, 2006, the Investor purchased $177,500 in Notes, received 355,000 Class A Warrants and 355,000 Class B Warrants; and (ii) on July 18, 2006, the Investor purchased $177,500 in Notes, received 355,000 Class A Warrants and 355,000 Class B Warrants.

      The Notes bear interest at 8% and mature twelve months from the date of issuance. Accrued interest will be payable in cash quarterly, beginning on the 3-month anniversary of the closing date. The Company will, however, have the right to pay interest in shares of common stock; provided, however, that the Company's right to pay interest in shares of Common Stock on each interest payment date is subject to the following conditions: (i) the Registration Statement (as defined below under "Registration Rights") must be effective on such interest payment date and available for use by the Investors; and (ii) the number of shares issued will be based on a 15% discount to the daily volume weighted average price of the common stock (VWAP) for the 10 trading day immediately preceding (but not including) the applicable interest payment date. The Notes will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.50.

      The full principal amount of the Notes is due upon default under the terms of Notes. The Notes are secured by all of the assets of the Company, with the exception of a factoring or account receivable arrangement which the Company is allowed to enter into. This security interest will be subordinated only to the 12% Bridge Notes issued from August 5, 2005 to January 2006. Investor further agreed to subordinate his security position to any other Investor that provides Company with an equity financing in an amount equal to or in excess of $1,500,000.

      The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Notes,
(ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the Common Stock issued to the Investors. If the registration statement is not filed within 150 days from the date of investment, or declared effective within 60 days thereafter (180 days if the registration statement receives a full review by the SEC), or if the registration is suspended other than as permitted in the registration rights agreement between the Company and the investors, the Company is obligated to pay the investors certain fees in the amount of 2% of the total purchase price of the Notes, per month, and the obligations may be deemed to be in default.

      As of the date hereof, the Company is obligated on $355,000 face amount of Notes issued to the Investor. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

      The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                Description
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4.1           Form of Securities Purchase Agreement*

4.2           Form of Subordinated 12% Promissory Note*

4.3           Form of Series A Warrant*

4.4           Form of Series B Warrant*


* Previously filed with the Company's Current Report on Form 8-K, Date of Event July 6, 2006, and incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

Date: July 20, 2006                   By:/s/Ari Markow
                                      ------------------------
                                      Name: Ari Markow
                                      Title: President